Exhibit 10.2

INCENTIVE STOCK OPTION AWARD AGREEMENT
UNDER THE PIZZA INN HOLDINGS, INC.
2005 EMPLOYEE STOCK OPTION AWARD PLAN

Award Date:	November 8, 2012
Participant:	Randall E. Gier
Type of Award:	Incentive Stock Option
Number of Options Granted:	140,000
Exercise Price:	$2.56
Vesting Schedule:	23,000 options shall vest on 11/08/2013
39,000 options shall vest on 11/08/2014
39,000 options shall vest on 11/08/2015
39,000 options shall vest on 11/08/2016
Expiration Date:	November 8, 2022

The foregoing Incentive Stock Options are granted to Participant in accordance with and subject to the terms and provisions of the 2005 Employee Stock Option Award Plan (the “Plan”) and all rules and regulations thereunder.  Unless otherwise defined in this Incentive Stock Option Award Agreement, capitalized terms have the meaning ascribed to them in the Plan.

Subject to the vesting schedule and expiration date above, the Options may be exercised in the manner provided in the Plan.  The Options are not transferable.  In the event of Termination of Service other than by reason of Participant’s death or Disability, Options vested as of the date of Termination of Service will remain exercisable for a period of 30 days following the date of Termination of Service, which period shall be extended by the number of days that the Committee determines in its discretion that Participant is precluded by Company policy from trading in the Shares.  In no event shall the Options be exercisable after the expiration date set forth above.

The Shares that may be issued upon exercise of Options may not be transferred, sold, offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement, (ii) in compliance with Rule 144, (iii) in compliance with the Company’s stock option exercise policy, as amended from time to time, or (iv) pursuant to an opinion of counsel satisfactory to the Company that such transfer, sale, offer or distribution is exempt from the registration provisions of applicable securities laws.  The Company has no obligation to register the Shares or to include the Shares in any future registration statement.

IN WITNESS WHEREOF, the parties have signed this Incentive Stock Option Award Agreement as of the Award Date set forth above.

PARTICIPANT	PIZZA INN HOLDINGS, INC.

_________________________	By:	_________________________
Randall E. Gier		Jerome L. Trojan, III,
Chief Financial Officer